UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2006

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On December 4, 2006, Fannie Mae (formally, the Federal National Mortgage Association) released a statement regarding the upcoming release of its Annual Report on Form 10-K for the year ended December 31, 2004, and two related investor calls scheduled for December 7, 2006 at 1 p.m. and December 8, 2006 at 11:00 a.m. The statement, a copy of which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

On December 4, 2006, Fannie Mae announced that its Board of Directors approved dividends on the company's Variable Rate Non-Cumulative Preferred Stock, Series J. The announcement, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference.

The information in this item, including both of the exhibits submitted herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall they be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

December 5, 2006	By:	G. Scott Lesmes

Name: G. Scott Lesmes
Title: Senior Vice President and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	December 4, 2006 News Release Regarding Planned Filing of 2004 Form 10-K and Related Investor Calls
99.2	December 4, 2006 News Release Regarding Dividend on Variable Rate Non-Cumulative Preferred Stock, Series J